Exhibit 3.1
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ALTICE USA, INC.
Altice USA, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST:    The name of the Corporation is “Altice USA, Inc.”
SECOND:    This Certificate of Amendment (this “Amendment”) to the Corporation’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Section 242 of the DGCL, including through resolutions of the Board of Directors of the Corporation declaring the Amendment advisable.
THIRD:    That Article I of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“ARTICLE I
NAME
The name of the Corporation is Optimum Communications, Inc.”
FOURTH:    This Amendment shall be effective November 7, 2025 at 12:00pm.

IN WITNESS WHEREOF, Altice USA, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this 5th day of November 2025.

ALTICE USA, INC.
By: /s/Michael Olsen
Name: Michael Olsen
Title: General Counsel and Chief Corporate Responsibility Officer

ALTICE USA, INC.
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Altice USA, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    That the Corporation was originally incorporated pursuant to the DGCL on September 14, 2015, under the name Neptune Holding US Corp.
SECOND:     The Fourth Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Restated Certificate”) has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL by the directors and stockholders of the Corporation.
THIRD:    The Restated Certificate restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, as previously amended and restated.
FOURTH:    The Restated Certificate so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by reference.
IN WITNESS WHEREOF, Altice USA, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation as of the 13th day of June 2025.

ALTICE USA, INC.

By: /s/ Michael Olsen
Name: Michael Olsen
Title: General Counsel and Chief Corporate Responsibility Officer

EXHIBIT A
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALTICE USA, INC.
* * * * *
ARTICLE I
NAME
The name of the Corporation is Altice USA, Inc.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
CORPORATE PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
(1)    Authorized Shares. This Corporation is authorized to issue capital stock to be designated “Common Stock” and “Preferred Stock.” A total of 9,000,000,000 shares of Common Stock are authorized to be issued, $0.01 par value per share, 4,000,000,000 of which are designated “Class A Common Stock,” 1,000,000,000 of which are designated “Class B Common Stock” and 4,000,000,000 of which are designated “Class C Common Stock.” A total of 100,000,000 shares of Preferred Stock are authorized to be issued, $0.01 par value per share. The number of authorized shares of Common Stock or any class of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class.

(2)    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series of Preferred Stock, but not below the number of shares of such series of Preferred Stock then outstanding. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation’s outstanding capital stock entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
(3)    Voting Rights of Class A Common Stock and Class B Common Stock. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to twenty-five votes per share on any matter submitted to a vote of the stockholders. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law.
(4)    No Voting Rights for Class C Common Stock. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, the holders of shares of Class C Common Stock are not entitled to vote on any matter submitted to a vote of the stockholders.
(5)    Dividends and Distributions. Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are entitled to share equally, on a per share basis, in any dividend or distribution of funds legally available if the Board, in its discretion, determines to declare and pay dividends and only then at the times and in the amounts that the Board may determine. In the event that a dividend is paid in the form of shares of capital stock of the Corporation or rights to acquire or securities convertible into or exchangeable for shares of capital stock of the Corporation, then, in the Board’s discretion, either (i) the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall receive the identical class of securities on an equal per share basis or (ii) (a) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or securities convertible into or exchangeable for shares of Class A Common Stock or rights to acquire such securities, as the case may be; (b) the holders of shares of Class B Common Stock shall receive Class B Common Stock, or securities convertible into or exchangeable for shares of Class B Common Stock or rights to acquire such securities, as the case may be; and (c) the holders of shares of Class C Common Stock shall receive Class C Common Stock, or securities convertible into or exchangeable for shares of Class C Common Stock or rights to acquire such securities, as the case may be; in each such case in this clause (ii), in an equal amount per share.
(6)    Distributions of Another Corporation’s Securities. Unless otherwise approved by the Board, where the securities of another corporation are distributed, they must only be distributed to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock on the basis that:
(a)    the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock receive the identical class of securities; or
(b)    subject to the remainder of this Section (6), the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock each receive different classes of securities; or
(c)    subject to the remainder of this Section (6), the holders of one or more class of Common Stock receive a different class of securities than the holders of all other classes of Common Stock, in each case, on an equal per share basis, and, to holders of any shares of Preferred Stock outstanding at the time, on such terms as the Board may determine.
To the extent that a dividend is declared and paid pursuant to paragraph (b) or (c) of this Section (6) then:
(i)    the holders of Class B Common Stock shall receive the securities having the highest number of votes per share (or, in the case of convertible securities, the securities convertible into, exchangeable for or evidencing the right to purchase, the securities with the highest number of votes per share) and the holders of each other class of Common Stock shall receive the securities having the lesser number of votes per share (or, in the case of convertible securities, the securities convertible into, exchangeable for or evidencing the right to purchase, the securities with the lesser number of votes per share):
(A)    in each case, without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and rights to distributions pursuant to this Article IV) between the Class A Common Stock, the Class B Common Stock and the Class C Common Stock; and
(B)    provided that the different classes of securities (and, in the case of securities convertible into, exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to this Article IV); and
(ii)    in the event that the holders of Class A Common Stock receive a class of securities having different rights than those received by the holders of Class C Common Stock:
(A)    the rights of the different classes of securities (and, in the case of securities convertible into, exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) may not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to this Article IV); and
(B)    the relevant classes of securities shall be distributed to the holders of Class A Common Stock and Class C Common Stock such that the relative voting rights (and related differences in designation, conversion, redemption, rights to dividends in specie comprising securities and rights to distributions pursuant to this Article IV) of the class of securities (or, in the case of convertible securities, the securities convertible into, exchangeable for or evidencing the right to purchase, the securities resulting from such conversion, exchange or purchase) to be received by the holders of Class A Common Stock on the one hand and Class C Common Stock on the other hand corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to this Article IV) as the Class A Common Stock compares to the Class C Common Stock.
(7)    Liquidation, Dissolution or Winding Up. Upon dissolution, liquidation or winding up of the Corporation, the assets legally available for distribution to stockholders will be distributable ratably among the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock unless different treatment of such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, each voting separately as a class.
(8)    Equal Status. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of (i) a consolidation or merger of the Corporation with or into any other entity; (ii) any tender offer or exchange offer by any person or entity pursuant to an agreement to which the Corporation is a party or that the Board recommends; or (iii) a sale by Next Alt S.à r.l., a Luxembourg private company with limited liability or any successor thereto (“Next Alt”), or any of its subsidiaries that holds shares of Class B Common Stock or, solely in the event shares of Class B Common Stock have been distributed to Patrick Drahi (“Patrick Drahi”), his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit or any Affiliate of Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit (together with Next Alt and any of its subsidiaries that hold such shares, the “Next Alt Holders”), a sale by Patrick Drahi, such heirs or such trusts or entities or such Affiliates, in one or a series of related transactions, whether to a single purchaser or purchasers constituting a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934, of shares of Class B Common Stock representing (a) at least 40% of the votes entitled to be cast by all stockholders entitled to vote in an election of directors and (b) a greater number of votes than the Next Alt Holders collectively are entitled to cast immediately following such sale, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to participate proportionately and to receive, or to elect to receive, the same form of consideration and the same amount of consideration on a per share basis. Notwithstanding the foregoing, if any securities consideration is paid, distributed or offered to holders of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in any such transaction, such consideration may differ only in terms of voting rights such that the holder of a share of Class B Common Stock shall receive or have the right to elect to receive the securities having the highest number of votes per share (or, in the case of convertible securities, the securities convertible into, exchangeable for or evidencing the right to purchase, the securities with the highest number of votes per share) and the holders of each other class of Common Stock shall receive or have the right to elect to receive the securities having the lesser number of votes per share (or, in the case of convertible securities, the securities convertible into, exchangeable for or evidencing the right to purchase, the securities with the lesser number of votes per share), and any securities that the holder of a share of Class C Common Stock shall receive or have the right to elect to receive shall either have no voting rights or the same voting rights as the securities that a holder of Class A Common Stock shall receive or have the right to elect to receive.
(9)    Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may not be subdivided, combined or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification.
(10)    No Preemptive or Similar Rights. Shares of the Class A Common Stock, Class B Common Stock and Class C Common Stock are not entitled to preemptive rights and are not subject to conversion or redemption provisions, except for the conversion provisions with respect to the Class B Common Stock and Class C Common Stock described in this Article IV. Any one or more series of Preferred Stock will have only such preemptive or similar rights granted to the holders thereof by the Board pursuant to Section (2) of this Article IV.
(11)    Voluntary Conversion of Class B Common Stock. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, no later than ten (10) calendar days after receipt of the written notice, issue and take action to deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form (such date of the issuance, in the case of certificated shares, or registration, in the case of uncertificated shares, the “Conversion Date”). The Corporation shall not be liable for any losses incurred by any person resulting from any delay in effecting any conversion under this Section (11). Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such Conversion Date. Each share of Class B Common Stock that is converted pursuant to this Section (11) shall be retired by the Corporation and shall not be available for reissuance.
(12)    Automatic Conversion and Transfers of Class B Common Stock and Class C Common Stock. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation or required by applicable law, there shall be no automatic conversion of shares of Class B Common Stock upon transfer under any circumstances. The disparate voting rights of the shares of Class B Common Stock will not change upon transfer unless first converted into shares of Class A Common Stock. Immediately prior to any conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, the holders of a majority of the voting power of the Class B Common Stock at the time of such conversion, may, in connection with such conversion, require that each share of Class C Common Stock shall automatically be converted into one share of Class A Common Stock on a date fixed by the Board, which date shall be no less than 61 days and no more than 180 days following the conversion of all outstanding shares of Class B Common Stock. In the event of such conversion of shares of Class C Common Stock into Class A Common Stock, each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class C Common Stock subject to such conversion shall, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class C Common Stock have been converted into shares of Class A Common Stock as a result of an automatic conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class C Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class C Common Stock were converted as a result of automatic conversion (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class C Common Stock that is converted pursuant to this Section (12) of this Article IV shall thereupon be retired by the Corporation and shall not be available for reissuance.
(13)    Reservation of Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock.
(14)    Protective Provision. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections (3)-(14) of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Fourth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws.
ARTICLE V
CORPORATE OPPORTUNITIES
(1)    In recognition and anticipation that:
(a)    Patrick Drahi and certain directors, principals, officers, employees and/or other representatives of Next Alt or any successor thereto (each such director, principal, officer, employee and/or other representative, an “Next Alt Group Representative” and collectively, the “Next Alt Group Representatives) may serve as directors, officers or agents of the Corporation;

(b)    Patrick Drahi, Next Alt, the Next Alt Group Representatives and their respective Affiliates may now engage, may continue to engage and may in the future engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage; and
(c)    members of the Board who were or are in the future nominated by Next Alt pursuant to the Stockholder Agreement (“Designated Directors”) may now engage, may continue to engage and may in the future engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage;
the provisions of this Article V are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities that may involve Patrick Drahi, Next Alt, the Next Alt Group Representatives and the Designated Directors, or their respective Affiliates, and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. As used herein, “Stockholder Agreement” refers to that certain Amended and Restated Stockholder Agreement entered into by and between the Corporation and Next Alt, as amended from time to time.
(2)    For purposes of this Fourth Amended and Restated Certificate of Incorporation, unless otherwise explicitly stated, (i) the term “Affiliate” shall mean (a) in respect of Next Alt, any Person that, directly or indirectly, is controlled by Next Alt, controls Next Alt or is under common control with Next Alt and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation); (b) in respect of Patrick Drahi, any Person that, directly or indirectly, is controlled by Patrick Drahi (other than the Corporation and any entity that is controlled by the Corporation); (c) in respect of any Next Alt Group Representative, any Person that, directly or indirectly, is controlled by such Next Alt Group Representative (other than the Corporation and any entity that is controlled by the Corporation); (d) in respect of any Designated Director, any Person that, directly or indirectly, is controlled by such Designated Director (other than the Corporation and any entity that is controlled by the Corporation); and (e) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) the term “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(3)    Unless an opportunity to engage in a business opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates engages or is reasonably likely to engage arises in or is predominantly related to North America (each such opportunity a “North America Business Opportunity”), to the fullest extent permitted by law, none of (i) Patrick Drahi; (ii) Next Alt; (iii) any Next Alt Group Representative; (iv) any

Designated Director (including any Designated Director who serves as an officer of the Corporation); or (v) any of the foregoing Persons’ Affiliates (the Persons identified in (i), (ii), (iii), (iv) and (v) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from, directly or indirectly, (a) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates engages or is reasonably likely to engage in or (b) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.
(4)     Except with respect to any North America Business Opportunity, to the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates.
(5)    In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself and the Corporation or any of its Affiliates, and which is not a North America Business Opportunity, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, himself or herself, or offers or directs such corporate opportunity to another Person.
(6)    To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.
(7)    Neither the amendment nor repeal of this Article V, nor the adoption of any provision of, or any other amendment to, this Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former Identified Person in respect of any act or omission occurring prior to the time of such amendment, repeal, adoption or modification.
ARTICLE VI
MATTERS RELATING TO DIRECTORS
(1)    Director Powers. The business and affairs of the Corporation shall be managed by or under the directions of the Board. In addition to the powers and authority expressly conferred upon the Board by statute or by this Fourth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, the Board is hereby empowered to exercise all such powers and do all such things as may be exercised or done by the Corporation.

(2)    Number of Directors. The authorized number of directors of the Board comprising the entire Board shall be not less than seven nor more than twelve. An increase or decrease in the outer limits of this range of directors requires the affirmative vote of the holders of a majority of the voting power of the Corporation’s outstanding capital stock entitled to vote thereon. Within the foregoing limits, and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. No decrease in the authorized number of directors of the Board shall shorten the term of any incumbent director.
(3)    Quorum. A quorum is required for the transaction of business at any meeting of the Board. A majority of the number of directors then in office shall be required to constitute a quorum; provided that so long as Next Alt is entitled to nominate three or more directors to the Board pursuant to the Stockholder Agreement, such quorum must include (i) the Chairman of the board of managers of Next Alt and two other directors nominated to the Board pursuant to the Stockholder Agreement by Next Alt or (ii) in the event the Chairman of the board of managers of Next Alt is not a member of the Board, three directors nominated to the Board pursuant to the Stockholder Agreement by Next Alt; provided, however, that, in the case of clause (i) of this Section (3) of this Article VI, if consented to in writing (including by email) by Next Alt prior to the applicable meeting of the Board, three directors nominated to the Board pursuant to the Stockholder Agreement by Next Alt shall be required to constitute a quorum, none of which need be the Chairman of the board of managers of Next Alt. In the event Next Alt is entitled to nominate one or two directors to the Board pursuant to the Stockholder Agreement and such directors are elected to the Board by the stockholders of the Corporation, a quorum must include each of the directors nominated to the Board pursuant to the Stockholder Agreement by Next Alt.
(4)    Vacancies and Newly Created Directorships. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Stockholder Agreement, any newly created directorship on the Board that results from an increase in the number of directors within the range set forth in Section (2) of this Article VI and any vacancy occurring on the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders for the election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
(5)    Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws or in accordance with applicable law. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Stockholder Agreement, stockholders holding a majority of the voting power of the Corporation’s outstanding capital stock entitled to vote thereon may remove any or all directors with or without cause.
(6)    Vote by Ballot. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Corporation’s Bylaws.
ARTICLE VII
DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION
OF DIRECTORS, OFFICERS AND OTHERS
(1)    To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as an officer.
(2)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any such director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has reasonable cause to believe that the person’s conduct was unlawful.
(3)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any such director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.
(4)    To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (2) and (3) of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(5)    Any indemnification under Sections (2) and (3) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (2) and (3). Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
(6)    Expenses (including attorneys’ fees) incurred by a current officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers of the Corporation or by persons serving at the request of the Corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
(7)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(8)    The Corporation may purchase and maintain insurance on behalf of any person who is or was an Affiliate, director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under Section 145 of the DGCL.
(9)    For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(10)    For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
(11)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
(12)    Any repeal or modification of this Article VII shall only be prospective and shall not affect the rights or protections or increase the liability of any director or officer under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
(13)    The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
(14)    The Corporation hereby acknowledges that certain of its directors and officers (the “Specified Persons”) may have rights to indemnification and advancement of expenses provided by Next Alt or its Affiliates (directly or through insurance obtained by any such entity)

(collectively, the “Next Alt Indemnitors”). The Corporation hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the Specified Persons to the extent the underlying matter arises from or is related to the Specified Person’s service as a director on the Board or as an officer of the Corporation, (ii) it shall be required to advance the full amount of expenses incurred by the Specified Persons, as required by the terms of this Article VII, without regard to any rights the Specified Persons may have against the Next Alt Indemnitors and (iii) it irrevocably waives, relinquishes and releases the Next Alt Indemnitors from any and all claims against the Next Alt Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Next Alt Indemnitors on behalf of the Corporation with respect to any claim for which the Specified Persons have sought indemnification from the Corporation shall affect the foregoing and the Next Alt Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Specified Persons against the Corporation. These rights shall be a contract right.
ARTICLE VIII
MATTERS RELATING TO STOCKHOLDERS
(1)    Annual Meeting of Stockholders. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.
(2)    Special Meeting of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, special meetings of the stockholders of the Corporation may be called only by the Board, the Chairman of the Board or stockholders holding a majority of the voting power of the Corporation’s outstanding capital stock, and may not be called by any other person or persons. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
(3)    Action by Written Consent of Stockholders. Notwithstanding anything to the contrary in this Fourth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or certified or registered mail with return receipt requested.

ARTICLE IX
DGCL SECTION 203 AND BUSINESS COMBINATION
The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
ARTICLE X
MISCELLANEOUS
If any provision or provisions of this Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS
Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision of this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Fourth Amended and Restated Certificate of Incorporation and all rights conferred on stockholders, directors, officers and other persons in this Fourth Amended and Restated Certificate of Incorporation are subject to this reserved power. Except as otherwise expressly provided by this Fourth Amended and Restated Certificate of Incorporation, the Board shall have the power to adopt, amend or repeal the Corporation’s Bylaws. Any adoption, amendment or repeal of the Corporation’s Bylaws by the Board shall require the approval of a majority of the Board.

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